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                                                                     Exhibit 5.2

[BLAKE, CASSELS & GRAYDON LLP LETTERHEAD]



May 10, 2006


VIA EDGAR


United States Securities and Exchange Commission


Dear Sirs/Mesdames:

     RE:  SILVER STANDARD RESOURCES INC.
          REGISTRATION STATEMENT ON FORM F-10 -- CONSENT

     We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Silver Standard Resources Inc. on May 1, 2006, as such may thereafter be amended or supplemented, and in the prospectus contained therein, under the headings "Certain Income Tax Considerations for Canadian Holders", "Legal Matters", "Interest of Experts" and "Documents Filed as Part of the Registration Statement". In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.



                                         Yours truly,


                                         /s/ Blake, Cassels & Graydon LLP